EXHIBIT 10.14

                        PROFESSIONAL CONSULTING AGREEMENT

     THIS PROFESSIONAL CONSULTING AGREEMENT is made this 7th day of April, 2005, by and between SRG, LLC ("Consultant"), a Colorado limited liability com-pany, with principal executive offices located at 10675 Deerfield Road, Franktown, Colorado 80116 and FREE DA Connection Services, Inc. ("Company"), a Delaware corporation with principal executive offices located at Suite 406-500 Union Street, Seattle, Washington 98101.

     WHEREAS, Consultant operates and sells marketing and investor relations services designed to heighten public awareness of the business conducted and performance results achieved by specified companies, which services consist primarily of organizing and as-sembling information provided to the Consultant by the company in a format which pro-files the company and which is conducive to dissemination in appropriate information channels and networks, and disseminating such information; and

     WHEREAS, Company wishes to retain Consultant to provide such services with re-spect to the Company on the terms and conditions set forth herein.

NOW THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

     1. INFORMATION TO BE FURNISHED BY COMPANY. Company shall furnish Consult-ant with current public information about the Company, including without limitation the Company's Annual Report on Form 10-K or Form 10-KSB filed with the Securities and Exchange Commission for the Company's most recently completed fiscal year, its most re-cent Annual Report to Shareholders, its most recent Proxy Statement and any other periodic or current reports filed with the Securities and Exchange Commission pursuant to the Secu-rities Exchange Act of 1934 since the dates of those documents, and shall also provide any other public information reasonably requested by Consultant ("Company Information"). Company shall not provide to Consultant any confidential or nonpublic information (unless under specific non-disclosure terms by way of written agreement) con-cerning the Company, and any and all information concerning the Company provided to the Consultant by Company shall be deemed nonconfidential and public.

     Company shall be responsible to assure Company Information accurately and fairly presents the financial condition and results of operations of the Company as of the dates indicated thereon. Consultant shall have no liability for any misstatement or omission in the Company Information, and Company shall be obligated to indemnify and defend Con-sultant against any claim, action or proceeding brought by any party against Consultant as-serting such third party has been injured as a result of any such misstatement or omission, unless proven that the dissemination of the harmful information did not originate from the Company.

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     2.  SERVICES  TO  BE  PROVIDED  BY  CONSULTANT.  Consultant  shall exercise commer-cially reasonable efforts to identify and establish appropriate informational channels and networks capable of maximizing dissemination of Company Information to targeted ele-ments of the public specified by Company, and shall disseminate the Company Information in such channels and networks. Consultant shall also exercise commercially reasonable efforts to assemble and organize Company Information in a format and medium which best facilitates dissemination through such channels and networks, and shall further exercise commercially reasonable efforts to instigate and facilitate such dissemination. To this end, Consultant shall work with the Company to:

     (a) Create and implement a market development strategy designed to help increase public awareness of the Company.

     (b) Handle in accordance with the directions of the Company all incom-ing investor and shareholder inquiries and correspondence including emails, mail and telephone communications.

     (c) Create exposure for the Company through informational programs focus-ing on retail brokers, retail brokerage firms, institutions and portfolio managers, utiliz-ing mailing of Company packages and telephone follow-up.

     (d) Coordinate and schedule quarterly conference calls with key investors and management.

     (e)  Assist  in  developing  research  coverage  and  sponsorship.

     3. TERM AND TERMINATION. This Agreement shall become effective as of the date written above, and shall remain in effect until the close of business on that date which is twelve calendar months later, or, in the event such date is not a business day, then on the first business day preceding such date ("Expiration Date"). Thereafter, this Agreement automatically shall renew for additional one-year terms; unless either party notifies the other in writing prior to the termination date that such party desires to ter-minate the Agreement as of the Expiration Date. Upon any such termination of this Agreement and except as otherwise explicitly stated herein, the parties hereto shall have no further duty or obligations hereunder; provided that, notwithstanding such termination, Company shall remain obligated to (a) defend and indemnify Consultant as described in paragraph 1 of this Agreement, (b) take actions with respect to stock options granted to Consultant and shares issued with respect thereto as described in Section 4(b) of this Agreement, and (c) make any payments of reimbursable expenses pursuant to paragraph 5 which have not been previously paid. Said agreement may be terminated by the Company should the Consultant be

     4.     COMPENSATION  FOR  SERVICES.

     (a) Monthly Retainer Fee. Throughout the term of this Agreement, Com-pany shall pay to Consultant a retainer fee in the amount of $2,500 USD per month while listed on the Pink Sheets. Upon listing on the OTC Bulletin Board or any other exchange, the retainer fee shall increase to $5,000 USD per month. The first such monthly retainer fee shall be paid upon execution and delivery of this Agreement by Company. Thereafter, said monthly retainer fee shall be due and payable by Company

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in  advance  on  the first day of each calendar month throughout the term of the
Agreement; provided that, if any such day is not a business day, then the monthly retainer for the rele-vant period shall be due and payable by Company on the first business day next following said first day of the relevant month (the "Payment Date"). Failure by Company to pay the monthly retainer fee on any Payment Date shall entitle Consultant to cease providing ser-vices pursuant to this Agreement unless and until said payment is tendered in full, in addi-tion to any other rights or remedies Consultant may have under this Agreement, at law or in equity on account of such late payment.

     (b) Stock and Stock Options. Company shall grant to Consultant, concurrent with the execution and delivery of this Agreement, 150,000 144 shares issued by two grants; 1st grant within 60 days of executing the agreement, 2nd grant 120 days after execution. If Contract is terminated for "cause" or mutually agreed to, within 60 days, only 75,000 shares will be issued. Company shall grant to Consultant, non-qualified stock options entitling Con-sultant to purchase up to 75,000 shares of Common Stock of the Company which shall vest quarterly over the twelve months of this agreement and be fully exercisable. The exercise price for the Vested Options shall be $0.50 USD per share. All such options shall be issued under the Company's Stock Option Plan (the "Stock Plan") and shall be represented by a stock option agreement mutually acceptable to the Company and Consultant. All such op-tions shall survive for a term of five years from the date of vesting and shall be freely as-signable, but not be resold, by Consultant.

          In the event the Company files or amends any registration statement under the Securities Act of 1933 which registers for resale by option holders shares of the Com-pany's Common Stock that they acquire through the exercise of options granted under the Stock Plan, then the Company shall include in such registration state-ment the resale by Consultant or its assignee(s) of shares of the Company's Com-mon Stock acquired pursuant to the exercise of options granted under this Agreement. Unless and un-til such resale registration of shares of the Company's Common Stock underlying the options granted pursuant to this Agreement becomes effective with the Securities and Exchange Commission, any such shares of the Company's Common Stock shall have attached thereto customary piggy-back registration rights providing the holder thereof with registration rights in the event the Company and/or any of its shareholders register any of their shares of Common Stock under the Securi-ties Act of 1933 for sale in a pub-lic offering, excluding registrations on Form S-4 of shares being offered in connection with business combination transactions or any successor regis-tration form(s). The specific terms of the registration rights are set forth in the Registration Rights Agreement being executed between the parties concurrent with their mutual execu-tion and delivery of this Agreement.

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5.     REIMBURSEMENT  FOR  EXPENSES.  Company shall reimburse Consultant for all out-of-pocket expenses incurred by Consultant in connection with performing services pur-suant to this Agreement, including without limitation travel, meals, lodging, long distance telephone and the installation and maintenance of one Local Line with an associated Toll Free Line dedicated to the Company, and out-of-pocket expenses incurred in connection with preparing Company Information for dissemination, including without limitation art work, graphics, typesetting, printing, copying, copywriting and postage, etc. Consultant shall obtain the Company's prior approval before incurring any items of out-of-pocket expenses which exceed $1,000 USD. Company agrees to make reimbursement payments for out-of-pocket expenses upon receipt of Consultant's invoice.

     6. CONSULTANT'S REPRESENTATIONS AND WARRANTIES. Consultant represents and war-rants that services to be provided and materials to be produced or developed by Con-sultant under this Agreement will be performed, produced or developed by competent, trained personnel of Consultant or its subcontractors in a workmanlike manner. Consult-ant, its personnel, its subcontractors and their personnel shall comply with all applicable statutes, rules and regulations governing all aspects of their services to be performed under this Agreement. Company understands and acknowledges that Consultant cannot guaran-tee that the services provided hereunder will achieve any particular objective or fulfill any specified goals.

     OTHER THAN THE FOREGOING EXPRESS WARRANTIES, CONSULTANT MAKES TO WARRANTIES WITH RESPECT TO THE QUALITY OF THE GOODS AND SERVICES TO BE PROVIDED HEREUNDER OR ANY RESULTS TO BE ACHIEVED, AND HEREBY EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY SUCH REPRESENTATIONS AND WAR-RANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MER-CHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CONSULTANT SHALL HAVE NO LIABILITY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAM-AGES SUFFERED BY COMPANY.

     7. COMPANY'S REPRESENTATIONS AND WARRANTIES. Company represents and war-rants to Consultant that Company has all requisite corporate or other power and authority, and has taken all corporate or other actions necessary to authorize, the execution, delivery and performance by it of this Agreement, including without limitation the grant to consult-ant of stock options pursuant to Section 4(b) and the issuance of shares of its common stock in connection with the exercise thereof, and its execution and delivery of the Option Agreement and the Registration Rights Agreement described in said Section 4(b). This Agreement constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws re-lating to the rights of creditors generally and for general principles of equity.

     8. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

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     9.  CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware. The parties agree Delaware will be the venue of any dispute and will have jurisdiction over all parties.

     10. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in th State of Delaware in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

     11. MISCELLANEOUS. Neither party may assign its rights or duties under this Agree-ment without the express prior written consent of the other party, except that Consultant may freely assign stock options granted hereunder, together with all of Consultant's associ-ated rights with respect thereto provided in the Stock Option and Registration Rights Agreements. Additionally, Consultant may retain one or more subcontractors to fulfill ser-vices to be provided by Consultant hereunder, provided no such subcontracting on the part of Consultant shall absolve Consultant from any liability or responsibility it otherwise has under the terms of this Agreement on account of failures in performance in the provision of such services.

     This Agreement and the related Stock Option and Registration Rights Agreements together contain the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach. This Agreement shall be governed and interpreted under the laws of the State of Colorado.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer or, as to an individual party, has executed this Agreement in his or her own hand, as of the date first written above.

FREE  DA  CONNECTION  SERVICES,  INC.           SRG,  LLC

By:                                             By:

Rob  Hutchinson                                 Jose  L.  Castaneda

Chairman  &  Chief  Executive  Officer          Managing  Director


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